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                                                                    EXHIBIT 23.6

                          CONSENT OF DIRECTOR NOMINEE

                         METROMEDIA FIBER NETWORK, INC.

    I hereby consent to be named in the Registration Statement on Form S-4 of Metromedia Fiber Network, Inc. relating to the registration of shares of its class A common stock, including in any supplement to any prospectus included in such Registration Statement, any amendment to such Registration Statement or any subsequent Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

                                          By: /s/ DAVID RAND
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                                          David Rand

New York, New York
August 4, 1999